U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2008

GLOBAL MUSIC INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Florida	333-120908	20-1354562
(State or jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		identification No.)

30 Grassy Plain Street, Suite 7, Bethel, Connecticut	06801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 203-730-0888

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 14, 2008, the Board of Directors of Global Music International, Inc. (the “Company”) concluded that the Company’s previously issued financial statements for each reporting period from January 1, 2006 through September 30, 2007 will be restated to make necessary accounting adjustments.  Accordingly, the Company’s prior financial statements for such periods should no longer be relied upon.

The Board of Directors has concluded that the Company will need to restate certain of its historical financial statements to change the amount of non-cash consulting and compensation charges relating to beneficial conversion features, common stock issuances and stock options grants.  The charges in the periods indicated above were calculated giving consideration to discounts to market value of the Company’s common stock for certain market conditions.  The Company has determined that the application of such discounts is not appropriate and will restate these charges accordingly.  The Company has not determined the amount of such additional charges.  However, the effects on previously reported financial statements are expected to be material.

The decision to restate the Company’s financial statements was made by the Board of Directors on February 14, 2008.  The Company has discussed the need to restate the previously issued financial statements and the matters disclosed in this filing with its independent registered public accountants, Carlin, Charron & Rosen, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has dully caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MUSIC INTERNTIONAL, INC.

Dated: February 19, 2008	By:	/s/ James Fallacaro
James Fallacaro
Chief Executive Officer, President & Director